 NEW ACCOUNT APPLICATION

Use this New Account Application to open an individual, joint, UGMA/UTMA, trust, corporate or other entity account. If you have any questions about completing this form, please contact Shareholder Services at 1-800-889-8981

IMPORTANT:

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. When you open an account, you will be asked for your name, date of birth (for a natural person), your residential address or principal place of business, and mailing address, if different, as well as your Social Security Number or Taxpayer Identification Number. Additional information is required for corporations, partnerships and other entities. Applications without such information will not be considered in good order. The Fund reserves the right to deny an application if it is not in good order. Please note that the value of your account may be transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

Mailing Instructions

Please send completed form to:

Regular Mail Delivery Wildermuth Endowment Strategy Fund PO Box 2175 Milwaukee WI 53201-2175	Overnight Delivery Wildermuth Endowment Strategy Fund C/O UMB Fund Services, Inc 235 W Galena Street Milwaukee WI 53212

Part I: Owner Information

☐ Individual or ☐ Joint* (may not be a minor)

Name:	Taxpayer ID Number:

Residence Address:

Mailing Address:

Primary Phone:	Email Address:

Date of Birth:

*fill out section below if joint account

Name:	Taxpayer ID Number:

Residence Address:

Mailing Address:

Primary Phone:	Email Address:

Date of Birth:

☐ Uniform Gift/Transfers to Minor Account (UGMA, UTMA)

Minor Name:	Minor Taxpayer ID Number:

Minor Residence Address:

Minor Date of Birth:

Custodian Name:	Custodian Taxpayer ID Number:

Custodian Residence Address:

Custodian Mailing Address:

Custodian Primary Phone:	Custodian Email Address:

Custodian Date of Birth:

Choose from one of the following:

☐ Trust ☐ C-Corporation ☐ S-Corporation¨ Partnership ☐ Government ☐ Other Entity:

☐ Limited Liability Company (LLC) Classified for tax purposes by one of the following: ❑ Partnership ❑ S-Corporation ☐  C-Corporation

Trust instrument or other organization documentation required.

Check if appropriate: ❑ I am an exempt recipient as defined under U.S. federal income tax regulations (e.g., C-Corporation, financial institution, registered broker-dealer, or tax exempt organization).

Exempt payee code: _____________________

Note: Please see IRS Form W-9 for a list of exempt payee codes

Name of Trust/Corp/Entity:	Date of Trust:

Trust/Corp/Equity Tax ID Number:

Mailing Address:

Trustee:	Trustee Tax ID Number:

Residence Address:

Mailing Address:

Primary Phone:	Email Address:

Date of Birth:

Additional Trustee:	Additional Trustee Tax ID Number:

Residence Address:

Mailing Address:

Primary Phone:	Email Address:

Date of Birth:

Part II: Duplicate Account Statement

❑ Yes, please send duplicate statements to:

Name:

Mailing Address:

City:	State:	Zip:

Part III: Payment Method

You can open your account using any of these methods. The minimum initial purchase for the Fund is $2,500. Please check your choice:

☐ ⁯ By Check Enclose a check payable to Wildermuth Endowment Strategy Fund for the total amount.

☐ ⁯ By Wire For wire instructions call 866.271.9244.

Part IV: Investment Selection

Name of Investment	Share Class (if applicable)	Allocation
1.		$________________
2.		$________________
TOTAL: $_______________________________

❑ Addendum attached for additional investment selections. If you need additional space to make investment selections, attach a separate sheet that includes all of the information requested above. Sign and date the sheet.

Part V: Right of Accumulation

☐⁯ I would like to use the combined assets in the following account(s) to qualify for reduced sales charges.

(Certain eligibility guidelines may apply.)

Part VI: Letter of Intent

☐⁯ I plan to invest over a 13-month period a total of at least: (Check only one box)

☐ ⁯ $25,000 ⁯☐ $50,000 ⁯☐ $100,000 ⁯☐ $250,000 ⁯☐ $500,000 ⁯☐ $1,000,000 or more ⁯☐ I am already investing under an existing letter of intent.

If you intend to invest a certain amount over a 13-month period, you may be entitled to reduced sales charges on your purchases.* If the amount indicated is not invested within 13 months, regular sales charge rates will apply to shares purchased and any difference in the sales charge owed versus the sales charge previously paid will be deducted from escrowed shares. Please refer to the prospectus for terms and conditions.

* A contingent deferred sales charge may apply to proceeds of certain shares redeemed within of purchase. Please refer to the prospectus for complete terms and conditions.

⁯☐	Process the enclosed purchase for NAV purchases. I certify that this account is eligible to purchase shares at NAV according to the terms set forth in the fund prospectus, and I have completed, if necessary, any required documentation.

Part VII: Dividend and capital gains instructions

All dividends will be reinvested unless one of the following is checked.

❑ Send all dividends and capital gains to the address in Part I.

❑ Send all dividends and capital gains to the bank listed in Part IX.

Part VIII: Cost Basis Election

The Fund is responsible for tracking and reporting to the IRS your realized gains and losses on covered shares. In general, these are shares acquired on or after Jan. 1, 2012. Purchases or transfers made into your account with shares acquired prior to January 1, 2012, are referred to as noncovered shares. For all methods except Specific Identification, the fund redeems noncovered shares first until they are depleted and then applies your elected method to your remaining covered shares.

The Fund’s default tax lot identification method is Average Cost for covered shares which is determined by dividing the total dollar amount invested in a particular fund by the number of shares held prior to the trade date. Shares are removed in FIFO order. You may choose another method below. Note: IRS Regulations do not permit the change of the method on a settled trade. If you are using average cost as your method, by signing this application you agree to use the fair market value of the shares if the gift is at a loss.

❑ I choose the Fund’s default method of Average Cost

❑ I choose a method other than Average Cost (select a method below)

❑ FIFO –First In, First Out

❑ HIFO –Highest in, First Out

❑ LIFO – Last in, First Out

❑ Specific Identification

If no option is selected above, your account will use the Fund’s default method.

Part IX: Account Service Options

Automatic investment program (The completion of this section is optional) This option provides an automatic investment into your account by transferring money directly from your bank account via ACH (Automated Clearing House) on a scheduled basis. The automatic investment program may require a minimum deposit. Other account restrictions may also apply. Please provide all of your bank account information AND attach a voided check or deposit slip.

Frequency:

Choose one*: q Monthly or q Quarterly Choose one*: ❑ 5th ❑ 10th ❑ 15th ❑ 20th or ❑ 25th Begin date (month/year): __________

*If no time frame or date is specified investments will be made monthly on the 15th. Your first automatic investment will occur no sooner than 15 days after receipt of this application

Investment Information:

Fund Name:	Amount ($):

Bank Account Information Provide information about your checking or savings account to establish an automatic investment program by ACH. Please select one of the following:

❑ Attach a voided check or deposit slip for your bank account. Please use tape; do not staple.

❑ Provide information about your bank account below.

Enter your checking or savings account information: Account Type: ❑  Checking ❑  Savings

Name:

Name of Bank:	Bank ’s Phone Number:

Bank Address:	ABA Routing Number:

City:	State:	Zip Code:

Name(s) on Bank Account:	Bank Account Number:

Telephone Transactions This option provides the ability to conduct purchase and by telephone.

Part X: For Dealer Use Only

If dealer information is included in this section, your purchase will be made at the public offering price, unless otherwise instructed.

Representative’s Full Name:

Representative’s Signature:	Date:

Financial Institution Name:

Mailing Address:	Representative’s Branch Office Telephone Number:

City:	State:	Zip:

Dealer Number:	Branch Number:	Representative Number:

Part XI: Documentation Options

We generally deliver a single copy of most annual and semi-annual reports and prospectuses to investors who share the same address and last name. By signing this application, you consent to the delivery of one report and prospectus to the same address unless you indicate otherwise below. You have the right to revoke this consent at any time by calling or writing the Fund at the telephone number or address shown on the first page. The Fund will begin sending you individual copies of these mailings within 30 days after you revoke your consent.

❑ I want to receive individually addressed investor documents at the same address.

Part XII: Privacy Notice

The Fund may collect nonpublic personal information regarding investors from sources such as the following:

• Account Applications and other forms, which may include a shareholder’s name, address, social security number and/or personally identifiable financial information;

• Account History, including information about a shareholder’s losses or gains;

and

• Correspondence and Communication, with the Fund’s representatives and their affiliates.

We do not disclose any non-public personal information about our shareholders or former shareholders to anyone, except as permitted by law or as is necessary in order to provide services to shareholders (for example, to a transfer agent, investment adviser or third party administrator). We restrict access to non-public personal information about our shareholders to Fund personnel and employees of Fund service providers with a legitimate business need for the information. We will maintain physical, electronic and procedural safeguards designed to protect the non-public personal information of our shareholders. Third parties that handle this information shall agree to follow the standards the Fund has established

Part XIII: Acknowledgement and Signature Note: This application will not be processed unless signed below by all account owners/trustees. For UGMA/UTMAs, the custodian should sign.

By signing below:

•	I certify that I have received and read the current Prospectus and Privacy Notice of the Fund in which I am investing and agree to be bound by its terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.
•	I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither the Funds nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.
•	I certify that I am not a Foreign Financial Institution as defined in the USA Patriot Act.

By completing Part IX and signing below:

I authorize credits/debits to/from the bank account referenced in conjunction with the account options selected. I agree that the Fund shall be fully protected in honoring any such transaction. I also agree that the Fund may take additional attempts to credit/debit my account if the initial attempt fails and I will be liable for any associated costs. All account options selected (if any) shall become part of this application and the terms, representations and conditions thereof.

By selecting the box below, I am certifying that I am NOT a U.S. Citizen.

❑ I am a Resident Alien

REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (Substitute Form W-9)

Under penalty of perjury, I certify that:

1. The Social Security Number or Taxpayer Identification Number shown on this application is correct.

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

3. I am a U.S. person (including a U.S. resident alien).

4. I am exempt from FATCA reporting.

Certification Instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Owner, Trustee or Custodian:	Date:

Signature of Joint Owner, Trustee or Custodian:	Date:

Additional Owner’s Signature (if applicable):	Date: